UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

MARCUS & MILLICHAP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36155	35-2478370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23975 Park Sorrento, Suite 400

Calabasas, California 91302

(Address of Principal Executive Offices including Zip Code)

(818) 212-2250

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MMI	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 6, 2020, Marcus & Millichap, Inc. (the “Company”) announced the appointment of Steven F. DeGennaro as the Company’s Executive Vice President and Chief Financial Officer, effective August 17, 2020. Mr. DeGennaro will succeed Martin E. Louie as Chief Financial Officer, who was appointed to serve as the Company’s Senior Vice President and Director of Corporate Initiatives, effective August 17, 2020.

Prior to joining the Company, Mr. DeGennaro, 57, held the position of Chief Financial Officer at InTouch Technologies, Inc., a venture-backed telehealth company, from March 2018 to July 2020. Prior to that he served as Chief Financial Officer at Xirrus, Inc., a manufacturer of wireless networking products, from January 2004 to November 2017.

In accordance with his employment agreement, Mr. DeGennaro will receive a pro-rated annual base salary of $400,000, which will be temporarily reduced by 20% in response to the COVID-19 pandemic, consistent with the temporary salary reductions of the Company’s other executive officers. Mr. DeGennaro will also receive a sign-on bonus of $250,000 in February 2021, which will be recouped by the Company if he voluntarily departs without good reason or is terminated for cause before December 31, 2022. Mr. DeGennaro will be eligible to earn an annual cash bonus with a target amount of $600,000 beginning with fiscal year 2021. In addition, Mr. DeGennaro was granted 7,500 restricted stock units (“RSUs”) that vest over a five-year period under the Company’s Amended and Restated 2013 Omnibus Equity Incentive Plan (the “Plan”).

Mr. DeGennaro’s employment agreement also provides that in the event that Mr. DeGennaro resigns for good reason or is terminated without cause by the Company, and complies with certain post-termination obligations, Mr. DeGennaro will receive cash severance benefits in an amount equal to six months of his base salary and 50% of the last annual cash bonus that he earned. If such qualifying termination occurs in connection with a change of control, 100% of his unvested stock awards will also vest.

The Company will enter into its standard form of executive officer indemnification agreement with Mr. DeGennaro, which agreement is filed as Exhibit 10.7 to the Company’s registration statement on Form S-1 filed on September 23, 2013.

There are no family relationships between any director or executive officer of the Company and Mr. DeGennaro.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the above appointments is furnished as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by the Company entitled “Marcus & Millichap Appoints Steve DeGennaro Chief Financial Officer” dated August 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCUS & MILLICHAP, INC.

Date: August 7, 2020	By:	/s/ Martin E. Louie
Martin E. Louie Chief Financial Officer

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